UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

Berliner Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant's telephone number, including area code: (201) 791-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 16, 2006, Berliner Communications Inc. (“BCI”) entered into an employment agreement (“Agreement”) with Albert Gencarella, its Chief Financial Officer. The Agreement was effective as of October 10, 2006 and will have a term of one year.

Pursuant to the Agreement, Mr. Gencarella is required to devote substantially all of his business time, attention, skill and efforts to the business and affairs of BCI. If his employment is terminated by BCI for “Without Cause” (as defined in the Agreement) or if he resign for “Good Reason” (as defined in the Agreement), he would be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (as defined in the Agreement) or for six months, whichever is longer. Payments made to him in connection with his termination of employment are generally subject to his delivery to BCI of a general release of claims. Under the Agreement, for twenty-four months following his termination of employment (twelve months, in certain cases), he will be subject to certain non-competition and non-solicitation restrictions.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

99.1	Albert Gencarella’s Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC

Date: October 16, 2006	By:	/s/ Richard Berliner
Richard Berliner
Chief Executive Office